EXHIBIT 10.2

AUGUST 16, 2004 AMENDMENT TO SEPARATION AGREEMENT

     This Amendment to Separation Agreement, (the “Amendment”) is entered into effective as of August 16, 2004, by Big Lots, Inc., an Ohio Corporation, hereinafter referred to, together with all their predecessors and past, present and future assigns, successors, affiliates, subsidiary organizations, divisions, and corporations, and including all past, present and future officers, directors, shareholders, employees and agents of the same, individually and in their respective capacities, as the “Company,” and Albert J. Bell, hereinafter referred to together with his heirs, executors, administrators, successors, and assigns and other personal representatives as “Mr. Bell,” under the following circumstances:

     WHEREAS the Company and Mr. Bell entered into a Separation Agreement effective July 18, 2004; and

     WHEREAS the parties to this Amendment desire to amend the Separation Agreement to extend the period during which Mr. Bell will be providing services to the Company;

     NOW, THEREFORE, in exchange for the mutual consideration set forth in this Amendment and for other valuable consideration, the adequacy of which Mr. Bell and the Company expressly acknowledge, the parties agree as follows:

1.	RESIGNATION DATE. The “Resignation Date” set forth in Paragraph 1 of the Separation Agreement shall be changed from August 17, 2004 to August 31, 2004.

In all other respects the terms of the Separation Agreement entered into effective as of July 18, 2004 remain unchanged and in full force and effect.

By their signatures below the parties acknowledge that they have read the foregoing agreement, fully understand it, and now voluntarily sign this Amendment signifying their agreement and willingness to be bound by its terms.

     IN WITNESS WHEREOF the undersigned have executed this Amendment effective on the date first above stated.

Big Lots, Inc.

By:	/s/ Michael J. Potter	/s/ Albert J. Bell

	Michael J. Potter		Albert J. Bell
President and CEO

Date:	8/17/04	Date:	8/17/04